Exhibit 99.1

Tastemaker Acquisition Corp. Announces Termination of Business Combination Agreement

NEW YORK — June 22, 2023 — Tastemaker Acquisition Corp. (Nasdaq: TMKR), a publicly traded special purpose acquisition company (“Tastemaker”), today announced the termination of its proposed business combination with Quality Gold, Inc. and certain of its affiliates and subsidiaries (“Quality Gold”), which was initially announced in October 2022.

“We are disappointed that we were not able to complete the transaction with Quality Gold. We were excited about the potential for the company,” said Andy Pforzheimer, co-Chief Executive Officer of Tastemaker.

The decision to terminate the business combination was based on market conditions that both sides acknowledged would be challenging.

To date, the Securities and Exchange Commission (“SEC”) has not declared the S-4 registration statement for the business combination effective and a closing has not occurred.

Additional information regarding the termination of the transaction agreement for the proposed business combination is provided in a Current Report on Form 8-K filed by Tastemaker with the SEC. It is available at www.sec.gov.